Exhibit 10.2

RUTH U. FERTEL, INC.

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of September 17, 1999, between Ruth U. Fertel, Inc., a Louisiana corporation (the “Company”), Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership (“MDCP”), Madison Dearborn Special Equity III, L.P., a Delaware limited partnership (“MDSE”), Special Advisors Fund I, LLC, a Delaware limited liability company (“SAF”), First Union Investors, Inc., a North Carolina corporation (“First Union”), GS Mezzanine Partners, L.P., a Delaware limited partnership and GS Mezzanine Partners Offshore, an exempted limited partnership organized under the laws of the Cayman Island (“GS Mezzanine Offshore” and together with GS Mezzanine, “GS” and together with First Union, the “Warrantholders”) and each of the shareholders listed as Investors on the signature page hereto (the “Investors”), MDCP, MDSE, SAF, First Union, GS and the Investors are collectively referred to as the “Shareholders” and individually as a “Shareholder,” and all other capitalized terms used herein are defined in paragraph 9 hereof.

Pursuant to the terms of that certain Transaction and Merger Agreement, dated as of July 16, 1999, by and among the Company, RUF Merger Corp., a Louisiana corporation (“Merger Corp”), MDCP, MDSE and SAF (the “Merger Agreement”), (i) MDCP, MDSE and SAF have purchased shares of the Company’s Series B Preferred Stock and Class A Common Stock, and (ii) the Investors have been issued shares of Class A Common Stock and Series B Preferred Stock. First Union has acquired a warrant exercisable into shares of Class B Common Stock (the “First Union Warrant”) pursuant to the terms of that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and First Union. GS has acquired a warrant exercisable into shares of Class A Common Stock (the “GS Warrant” and together with the First Union Warrant, the “Warrants”) pursuant to that certain Purchase Agreement, dated as of the date hereof among the Company, GS Mezzanine, GS Mezzanine Offshore and the Guarantors listed on the signature pages thereof.

The Company and the Shareholders desire to enter into this Agreement for the purpose (among others) of limiting the manner and terms by which the Company’s capital stock may be transferred. The execution and delivery of this Agreement is a condition to the MDCP Holders’ purchase of the Series B Preferred Stock and Common Stock, First Union’s purchase of the First Union Warrant and Series A Preferred Stock, and GS’s purchase of the GS Warrant and the Senior Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1 . Financial Statements and Other Information. The Company shall deliver to each Shareholder and each Shareholder’s Permitted Transferee (so long as such Person holds any Preferred Stock or Common Stock or any of the Warrants):

(a) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments;

(b) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, and with respect to the consolidated portions of such statements, accompanied by an opinion of an independent accounting firm of recognized national standing; and

(c) within 30 days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets).

Except as otherwise expressly required by law or judicial order or decree or by any governmental agency or authority or with respect to information that became available to the public generally other than as a result of a breach of confidentiality obligations to the Company, each Person entitled to receive information regarding the Company and its Subsidiaries under this paragraph 1 shall maintain the confidentiality of, and shall not disclose to any third party, any information obtained by it hereunder from the Company. The provisions of this paragraph 1 shall terminate upon the consummation of a registered public offering of Securities by the Company under the Securities Act.

2. Sale of the Company.

(a) If the Company’s board of directors (the “Board”) and the holders of a majority of the shares of Common Stock then outstanding, voting share for share as a single class, approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively, an “Approved Sale”), subject to the provisions set forth in paragraph 2(c), each holder of Shareholder Shares shall vote for or furnish a written consent to vote such holder’s shares and raise no objections against such Approved Sale subject to the terms hereof. In connection with any Approved Sale, the Company shall send a written notice at least ten (10) business days prior to the consummation of any Approved Sale to all holders of Shareholder Shares setting forth the principal terms of the proposed Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Shareholder Shares and rights to acquire shares of such stock shall agree to sell all of his shares of such stock and rights to acquire shares of such stock on the terms and conditions approved by the Board and the holders of a majority of Common Stock then outstanding. Each holder of Shareholder Shares shall take all necessary or desirable actions reasonably requested and approved by the Board of Directors of the Company in connection with the consummation of the Approved Sale.

(b) Each holder of Shareholder Shares shall bear its pro-rata share (based upon the amount of consideration received) of the reasonable out-of-pocket costs of any sale of Shareholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Shareholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Shareholder Shares on its own behalf will not be considered costs of the transaction hereunder.

(c) The obligations of the holders of Shareholder Shares under paragraph 2(a) with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Shareholder Shares shall receive the amount of consideration as set forth in paragraph 3 below; (ii) each holder of then currently exercisable rights to acquire shares of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by holders of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Common Stock represented by such rights and (iii) if any holder of any series or class of Shareholder Shares is given the option as to the form and amount of consideration per share to be received in connection with such Approved Sale, then each holder of such series or class of Shareholder Shares shall be given the same option.

3. Distributions upon Sale of the Company. In the event of a sale or exchange by the holders of Shareholder Shares of all or substantially all of the Shareholder Shares (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), including an Approved Sale, each holder of Shareholder Shares shall receive in exchange for such holder’s Shareholder Shares the same portion of the aggregate consideration from such sale or exchange that such holder would have received (assuming exercise of all the outstanding warrants and payment of the exercise price thereunder) if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Incorporation as in effect immediately prior to such sale or exchange. Each holder of Shareholder Shares shall take all reasonably necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as reasonably requested by the Company.

4. Representations and Warranties. Each Shareholder solely for itself represents and warrants that (i) such Shareholder is the record owner of the number of Shareholder Shares set forth opposite its name on the Schedule of Shareholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought, (iii) Randy Fertel is the sole beneficiary of the Randy J. Fertel Trust and (iv) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement; it being understood and agreed however, that the representation and warranty made in clause (iii) above is made only by the Randy J. Fertel Trust. No holder of Shareholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

5. Retention of Shareholder Shares. Until the first to occur of (i) the consummation of the initial public offering of the Company’s Class A Common Stock registered under the Securities Act or (ii) the receipt by the MDCP Holders of proceeds from the sale, repurchase, redemption and/or repayment of the Series B Preferred Stock and Class A Common Stock issued to the MDCP Holders as of the date hereof in one or more transactions equal to at least the MDCP Holders’ original cost of such securities, no Investor shall sell, transfer, assign, pledge or otherwise dispose of any Shareholder Shares held by such Investor on the date hereof or hereafter acquired, except pursuant to the consummation of a Sale of the Company or pursuant to paragraph 2, 6(d) or 6(e) hereof.

6. Restrictions on Transfer of Shareholder Shares.

(a) Transfer of Shareholder Shares. No holder of Shareholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder’s Shareholder Shares (a “Transfer”), except pursuant to the provisions of this paragraph 6 or paragraph 2 hereof, or pursuant to a Public Sale; provided that in no event shall any Transfer of Shareholders Shares pursuant to this paragraph 6 be made for any consideration other than cash payable upon consummation of the Transfer or in installments over time, and no Shareholder Shares may be pledged by the holders thereof. No holder of Shareholder Shares shall consummate any Transfer (other than a Public Sale or pursuant to paragraph 2 or paragraph 6(e) hereof) until 30 days after the delivery to the Company and the other Shareholders of such Shareholder’s Sale Notice, unless the parties to the Transfer have been finally determined pursuant to this paragraph 6 prior to the expiration of such 30-day period (the “Election Period”).

(b) Sale Notice. At least 30 days prior to making any Transfer of any Shareholder Shares (other than pursuant to a Public Sale or pursuant to paragraph 2 or paragraph 6(e)), the holder transferring the Shareholder Shares (the “Transferring Holder’”) shall deliver a written notice (a “Sale Notice”) to the Company, the MDCP Holders and the other Shareholders who are not MDCP Holders (the “Non-MDCP Shareholders”). The Sale Notice shall disclose in reasonable detail the proposed number of Shareholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity and background of the prospective transferee(s).

(c) First Refusal Rights. If the Transferring Holder is not an MDCP Holder, the Company may, first, elect to purchase all (but not less than all) of the Shareholders Shares to be transferred, upon the same terms and conditions as those set forth in the Sale Notice given by the Transferring Holder, by delivering a written notice of such election to the Transferring Holder, the Non-MDCP Shareholders and the MDCP Holders within 15 days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Shareholders Shares to be transferred, the MDCP Holders and the Non-MDCP Shareholders together may elect to purchase all (but not less than all) of the Shareholders Shares to be transferred which have not been elected to be purchased by the Company, upon the same terms and conditions as those set forth in the Sale Notice, by delivering written notice of such election to the Transferring Holder and the other Shareholders within twenty-five (25) days after the Sale Notice has been delivered to the MDCP Holders and the Non-MDCP Shareholders. The number of shares of each class or series of Shareholder Shares to be purchased by each electing MDCP Holder and Non-MDCP Shareholder shall be determined on a pro rata basis according to the number of shares each such class or series of Shareholder Shares (assuming exercise of the Warrants) owned by each such MDCP Holder and Non-MDCP Shareholder. If the Company, the Non-MDCP Shareholders and the MDQP Holders have not, either individually or in the aggregate, elected to purchase all of the Shareholders Shares specified in the Sale Notice, the Transferring Holders may transfer the Shareholders Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 45-day period immediately following the Election Period. Any Shareholders Shares not transferred within such 45-day period shall be subject to the, provisions of this paragraph 6(c) upon subsequent transfer. If the Company, the Non-MDCP Shareholders or the MDCP Holders have elected to purchase Shareholders Shares, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to .the Transferring Shareholder, but in any event within 30 days after the expiration of the Election Period.

(d) Participation Rights. If one or more MDCP Holders are the Transferring Holders and they desire to Transfer in a single transaction, or if the Transfer then contemplated would result in one or more of the MDCP Holders having transferred in one or more transactions after the date of this Agreement, shares representing more than 25 % of any class or series of Shareholder Shares held by the MDCP Holders as of the date of this Agreement, each other holder of any such class or series of Shareholder Shares (an “Other Holder”) may elect to participate in the contemplated Transfer by delivering written notice to the MDCP Holders and the Company within 15 days after receipt by such holder of the Sale Notice; provided that if more than one class or series of Shareholder Shares are being sold any other Holder electing to participate in such sale must participate equally in the sale of such class or series, except that, in the case of the Warrantholders, the Warrantholders shall be entitled to participate in such Transfer by selling only Shareholder Shares that are either Warrants or Common Stock. If any Other Holder has elected to participate in such sale, each MDCP Holder and each electing Other Holder shall be entitled to sell in the contemplated sale, at the same price and on the same terms and conditions, a number of any such class or series of Shareholder Shares to be sold hereunder equal to the product of (i) the quotient determined by dividing the percentage of such class or series of Shareholder Shares (assuming exercise of the Warrants) held by such person, by the aggregate percentage of such class or series of Shareholder Shares (assuming exercise of the Warrants) owned by the MDCP Holders and all electing Other Holders and (ii) the number of shares of such class or series of Shareholder Shares to be sold in the contemplated sale.

For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if the MDCP Holders were at such time the owners of 30% of the Company’s Common Stock (on a fully-diluted basis) and if one Shareholder elected to participate and the Shareholder owned 20% of the Company’s Common Stock (on a fully-diluted basis), the MDCP Holders would be entitled to sell 60 shares ((30% ÷ 50%) x 100 shares) and the Shareholder would be entitled to sell 40 shares ((20% ÷ 50%) x 100 shares).

The MDCP Holders shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Holders in the contemplated transfer and shall not transfer any Shareholder Shares to the prospective transferee(s) if such Transferee(s) refuses to allow the participation of the Other Holders. Each Shareholder transferring Shareholder Shares pursuant to this paragraph 6(d) shall pay its pro rata share (based on the total consideration to be received) of the out-of-pocket expenses incurred by the Shareholders in connection with such Transfer and shall be obligated to join on a pro rata basis (based on the total consideration to be received) in any representations and warranties, any indemnification obligations, or any other obligations that the MDCP Holders agree to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shareholder Shares); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder for the Shareholder Shares sold by it pursuant to such Transfer. If all or any portion of the Warrants are transferred as Shareholder Shares under this paragraph 6(d), the purchase price therefor shall be reduced by the aggregate exercise price of the portion of the Warrants so transferred.

(e) Permitted Transfers. The restrictions set forth in this paragraph 6 shall not apply with respect to any Transfer of Shareholder Shares by any Shareholder (i) in the case of an Investor, pursuant to a devise by will to such Investor’s Family Group or pursuant to applicable laws of descent and distribution or among such Investor’s Family Group, (ii) in the case of the MDCP Holders, among its Affiliates (which, in the case of MDCP, shall include no partners other than general partners) or (iii) in the case of the Warrantholders, among their respective Affiliates (which, in the case of GS, shall not include any of its partners) (collectively referred to herein as

“Permitted Transferees”); provided that the restrictions contained in this paragraph 6 shall continue to be applicable to the Shareholder Shares after any such Transfer and provided further that the transferees of such Shareholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shareholder Shares so transferred. For purposes of this Agreement, “Family Group” means an Investor’ s spouse, descendants (whether natural or adopted) or devisees and any, trust solely for the benefit of the Investor and/or the Investor’s spouse and/or descendants. If an Investor is a trust, Family Group shall include such Investor’s beneficiaries. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(f) Termination of Restrictions. Except as otherwise provided in this Agreement, the restrictions on the Transfer of Shareholder Shares set forth in this paragraph 6 shall continue with respect to each Shareholder Share following the Transfer thereof.

(g) Sale of Shareholder Shares to Competitor. Notwithstanding anything else contained in this Agreement, except pursuant to paragraph 2, no holder of Shareholder Shares shall transfer any of the Shareholder Shares to any Person engaged in any line of business in which the Company or any of its Subsidiaries may engage from time to time or may have plans to engage, unless the Board otherwise consents to such transfer.

7. Transfer of Restricted Securities.

(a) General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in paragraph 7(b) below, any other legally available means of transfer.

(b) Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 2 or paragraph 7(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 8(a) below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph 7 and paragraph 8.

(c) Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 8(a) from the certificates for such Restricted Securities.

8. Legends.

(a) Securities Act Legend. Each certificate representing Restricted Securities and each certificate issued in exchange for or upon the transfer of any Restricted Securities (if such securities remain Restricted Securities) shall be imprinted with a legend in substantially the following form:

“The securities represented by this certificate were originally issued on 9-17-99, and have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws. The transfer of the securities represented by this certificate is subject to the conditions specified in the Shareholders Agreement, dated as of 9-17, 1999, and as amended and modified from time to time, between the issuer (the “Company”) and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.”

The legend set forth above shall be removed from the certificates evidencing any Restricted Securities which cease to be Restricted Securities in accordance with the definition thereof in paragraph 9 hereof.

(b) Other Legends. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the transfer of any Shareholder Shares (if such shares remain Shareholder Shares after such transfer) shall be imprinted with a legend in substantially the following form:

“The securities represented by this certificate are subject to a Shareholders Agreement dated as of 9-17, 1999, among the issuer of such securities (the “Company”) and certain of the Company’s stockholders, as amended and modified from time to time. A copy of such Shareholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.”

The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with the definition of Shareholder Shares in paragraph 10 hereof.

9. Transfer. Prior to transferring any Shareholder Shares (other than a Public Sale or a Sale of the Company) to any Person, the transferring holders of Shareholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Shareholder Shares a counterpart of this Agreement.

10. Definitions.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with any such Person and, in the case of MDCP, any partner of MDCP. As used in this Agreement “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.01 per share.

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Company” has the meaning set forth in the preamble.

“GAAP” means generally accepted accounting principles, consistently applied.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendent (by birth or adoption) of any such 5 % Owner or a trust for the benefit of such 5 % Owner and/or such other Persons and (iv) is neither a portfolio company of any such 5% Owner nor a subsidiary of any portfolio company of any such 5% Owner.

“Investors” has the meaning set forth in the preamble.

“MDCP Holders” means the holders of Shareholder Shares originally issued to MDCP, MDSE and SAF and the Permitted Transferees of such Shareholder Shares.

“Permitted Transferee” has the meaning set forth in paragraph 6(e) hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Company’s Series B Preferred Stock.

“Public Sale” means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Restricted Securities” means (i) any Series B Preferred Stock or Common Stock issued to any Shareholder and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8(a) have been delivered by the Company in accordance with paragraph 8. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 8(a).

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Subordinated Notes” means the Company’s 13% Senior Subordinated Notes due 2006.

“Series A Preferred Stock” means the Company’s Series A Senior Cumulative Preferred Stock, par value $.01 per share.

“Series B Preferred Stock” means the Company’s Series B Junior Cumulative Preferred Stock, par value $.01 per share.

“Shareholder Shares” means (i) any Common Stock purchased or otherwise acquired by any Shareholder, (ii) any Common Stock issued or issuable directly or indirectly upon exercise of any employee stock options or the Warrants by any Shareholder, (iii) any Preferred Stock purchased or otherwise acquired by any Shareholder, and (iv) any Preferred Stock or Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend, stock split or conversion rights or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Shareholder Shares if such

Person has the right to acquire directly or indirectly by such Shareholder Shares (upon conversion or exercise of such rights but disregarding any restrictions or limitations on the exercise of such rights), whether or not such acquisition has been effected. As to any particular Shareholder Shares, such shares shall cease to be Shareholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

“Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” has the meaning set forth in paragraph 6(a).

“Warrantholders” has the meaning set forth in the Preamble.

“Warrantholder Shares” has the meaning set forth in paragraph 24(a).

11. Purchase Rights. If at any time the Company proposes to issue any shares of capital stock (or any options or convertible securities exercisable or convertible into shares of capital stock of the Company) to the MDCP Holders or any of its Affiliates or to any other Shareholder or any of such Shareholder’s Affiliates (except for the granting of options and the issuance of shares to employees of the Company and its Subsidiaries for compensatory purposes as approved by the Board from time to time and except for the issuance of shares pursuant to the anti-dilution provisions set forth in the Warrants), prior to any such issuance, the Company shall be required to offer (by delivering written notice thereof) to all of the Shareholders the opportunity to purchase each such Shareholder’s Pro Rata Share of the aggregate amount of capital stock to be issued in connection with such transaction at the same price and on the same terms and conditions as the issuance to any other shareholder. In order to purchase any of such capital stock, the electing Shareholder must (i) respond in writing to the Company within ten (10) days after delivery of the Company’s notice hereunder to such Shareholder, and (ii) if more than one class or series of capital stock is being offered, purchase the same proportion of stock as the other

Shareholders. For purposes hereof, a Shareholder’s “Pro Rata Share” shall be based upon the percentage that such Shareholder’s Common Stock constitutes of all of the outstanding Common Stock (assuming exercise of the Warrants) prior to the proposed issuance.

12. Voting Agreement. At any meeting of the Company’s shareholders (or pursuant to any action by written consent of the Company’s shareholders) called for the purpose of electing directors prior to the public offering of Securities by the Company under the Securities Act or a Change of Control (as defined in the Company’s Articles of Incorporation), each holder of Shareholder Shares covenants and agrees to vote (or act by written consent with respect to) all Shares of Common Stock or Preferred Stock which such Shareholder is entitled to vote (or act by written consent with respect to) to elect (i) William Hyde, Jr. (“Hyde”) as a director of the Company for so long as Hyde remains the President and Chief Executive Officer of the Company pursuant to the terms of the Bill Hyde Employment Agreement (as defined in the Merger Agreement), (ii) Ruth U. Fertel (“Fertel”) as a director of the Company for so long as Fertel remains an employee to the Company pursuant to the terms of the Fertel Employment Agreement (as defined in the Merger Agreement) and (iii) the nominee of GS Mezzanine pursuant to Section 7.8 of the Purchase Agreement.

13. Termination of Provisions. The provisions of paragraphs 1, 2, 6, 7 and 11 shall terminate and cease to be effective upon the consummation of a registered public offering of the Company’s Common Stock under the Securities Act.

14. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement (including the termination of all or any provision of this Agreement) shall be effective against (a) the Company, (b) the MDCP Holders or (c) the holders of Shareholder Shares unless such modification, amendment or waiver is approved in writing by (i) the Company, (ii) the MDCP Holders owning a majority of the Shareholder Shares held by the MDCP Holders or (iii) the holders of a majority of the Shareholder Shares not held by MDCP Holders (the “Non-MDCP Shareholders”), respectively; provided that (A) no such modification, amendment or waiver may treat any Non-MDCP Shareholder more adversely than any other Non-MDCP Shareholder without such Non-MDCP Shareholder’s written consent, (B) no modification, amendment or waiver of this paragraph 15 and/or paragraph 24 shall be effective against any Warrantholder without such Warrantholder’s written consent, and (C) no modification, amendment or waiver of paragraph 12 shall be effective against GS without GS’s written consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

18. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares.

19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

20. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each of the Investors at the addresses indicated on the schedules hereto and to any subsequent holder of Shareholder Shares subject to this Agreement at such address as indicated by the Company’s records and to the Company, MDCP and the Warrantholders at their respective addresses indicated below:

Company:	Ruth U. Fertel, Inc. 3321 Hessmer Avenue Metairie, LA 70002 Attn: President

MDCP Holders:	Madison Dearborn Capital Partners III, L.P. Three First National Plaza Ste. 3800 Chicago, IL 60602 Attn: Benjamin D. Chereskin

with a copy to:	Kirkland & Ellis
200 E. Randolph Drive
Chicago, IL 60601
Attn: Edward T. Swan, P.C.

First Union:	First Union Investors, Inc.
One First Union Center, 5th Floor 301 S. College Charlotte, North Carolina 28288 Attn: Kevin J. Roche

GS:	GS Mezzanine Partners, L.P.
85 Broad Street New York, NY 10004 Attn: Mr. Doug Londal

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza New York, NY 10004 Attn: Arthur S. Kaufman, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

21. Governing Law. The corporate law of the State of Louisiana shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

22. Business Days. If anytime period forgiving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

24. Regulatory Requirements.

(a) Notwithstanding anything else set forth herein to the contrary, in the event of any reasonable determination in good faith by any Warrantholder that, by reason of any existing or future Federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), such Warrantholder is effectively restricted or prohibited from holding any of the Shareholder Shares or any other shares of the Company’s capital stock (the “Warrantholder Shares”) then held by such Warrantholder, such Warrantholder shall be permitted to transfer such Warrantholder Shares to the extent reasonably necessary to comply with any Regulatory Requirements without complying with the provisions of paragraph 6 (except for paragraph 6(g)) but subject to the provisions of paragraph 24(b) below. All such actions shall be taken at the expense of such Warrantholder. Such Warrantholder shall give written notice to the Company and the other Shareholders of any reasonable determination by it hereunder and the transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirements.

(b) If any Warrantholder gives a notice under paragraph (a) above setting forth the transfer it reasonably believes is necessary or appropriate to permit it to comply with such Regulatory Requirement, in lieu of such Warrantholder taking such actions as may be set forth in paragraph (a), the Company shall have the option, at the determination of a majority of the members of its Board, to repurchase all the Warrantholder Shares held by such Warrantholder. At any time within 15 days after the date of their receipt of the notice given pursuant to paragraph (a) above, the Company may indicate its interest in purchasing all the Warrantholder Shares held by such Warrantholder by giving written notice to such Warrantholder (with copies to the other Shareholders). If the Company has indicated its interest in purchasing all the Warrantholder Shares held by such Warrantholder, then the Company shall have the right to purchase such shares for a period of 60 days (or such longer period as may be required to obtain necessary regulatory approvals for closing the repurchase or to determine fair market value) (the “Repurchase Period”). During the Repurchase Period, the Company shall endeavor to obtain financing in amounts sufficient to provide for the purchase of the Warrantholder Shares held by such Warrantholder. If, at the end of the Repurchase Period, the Company has not been able to obtain financing in amounts sufficient to provide for the purchase of the Warrantholder Shares held by such Warrantholder, then such Warrantholder shall have the right to sell such shares. Any such repurchase shall be based on the fair market value of such shares, as determined by mutual agreement of the Company and such Warrantholder, or if they cannot reach an agreement within 30 days, then by an appraisal thereof by three independent qualified appraisers, one being selected by the Company, one being selected by such Warrantholder, and the third appraiser being chosen by the two appraisers thus chosen, which determination shall be final and binding on all parties. The cost of any such appraisal shall be paid entirely by such Warrantholder. Notwithstanding the foregoing, upon final determination of fair market value, the Company has the right for 10 days thereafter to rescind its election to repurchase and such Warrantholder will be free to sell to third parties hereunder.

*  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the date first written above.

RUTH U. FERTEL, INC.

By:	/s/ William L. Hyde, Jr.
Its:	President & CEO

MADISON DEARBORN CAPITAL PARTNERS
III, L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, L.L.C.
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

MADISON DEARBORN SPECIAL EQUITY III,
L.P.

By:	Madison Dearborn Partners III, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, L.L.C.
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

SPECIAL ADVISORS FUND I, LLC

By:	Madison Dearborn Partners III, L.P.
Its:	Manager

By:	Madison Dearborn Partners, L.L.C.
Its:	General Partner

By:	/s/ Robin P. Selati
Its:	Managing Director

FIRST UNION INVESTORS, INC.

By:	/s/ Kevin J. Roche
	Name:	Kevin J. Roche
	Title:	Senior Vice President

GS MEZZANINE PARTNERS, L.P.

By:	GS Mezzanine Advisors. L.P.
Its:	General Partner

By:	GS Mezzanine Advisors, Inc.
Its:	General Partner

By:	/s/ Eve M. Gerriets
	Name:`	Eve M. Gerriets
	Title:	V.P.

GS MEZZANINE PARTNERS OFFSHORE, L.P.

By:	GS Mezzanine Advisors (Cayman), L.P.
Its:	General Partner

By:	GS Mezzanine Advisors. Inc.
Its:	General Partner

By:	/s/ Eve M. Gerriets
	Name:	Eve M. Gerriets
	Title:	V.P.

INVESTORS:

/s/ Ruth U. Fertel
Ruth U. Fertel

/s/ William L. Hyde, Jr.
William L. Hyde, Jr.

RANDY J. FERTEL TRUST

By:	/s/ Philip S. Brooks
	Name:	Philip S. Brooks
	Title:	Trustee

SCHEDULE OF SHAREHOLDERS

Name and Address	Number of Shareholder Shares

Ruth U. Fertel 2728 Orleans Ave. New Orleans, LA 70119	32,657.94993

Bill Hyde 3355 Blackburn Suite 8401 Dallas, TX 75204	26,701.46882

Randy J. Fertel Trust 1311 Henry Clay Avenue New Orleans, LA 70118	5,134.89785

First Union Investors, Inc. One First Union Center, 5th Floor 301 S. College Street Charlotte, NC 28288	57,735.849

GS Mezzanine Partners, L.P. and GS Mezzanine Partners Offshore, L.P. 85 Broad Street New York, NY 10004	28,301.887

Madison Dearborn Capital Partners III, L.P. Three First National Plaza Ste. 3800 Chicago, IL 60602	471,886.52852

Madison Dearborn Special Equity III, L.P. Three First National Plaza Ste. 3800 Chicago, IL 60602	10,477.92202

Special Advisors Fund I, LLC Three First National Plaza Ste. 3800 Chicago, IL 60602	1,540.46886